Exhibit 32.2

Certification Pursuant to Section 1350 of Title 18 of the United States Code, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, Cory T. Walker, the chief financial officer of Brown & Brown, Inc., hereby certify, in my capacity as an officer of Brown & Brown, Inc. and to my actual knowledge, that:

     (1)     the Quarterly Report on Form 10-Q of Brown & Brown, Inc. for the quarterly period ended September 30, 2006 (the “ Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brown & Brown, Inc. and its subsidiaries.

Date: November 9, 2006

/S/ CORY T. WALKER Cory T. Walker Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Brown & Brown, Inc. and will be retained by Brown & Brown, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.